UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	“CCO”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2020, Clear Channel Outdoor Holdings, Inc. (the “Company”) announced that its named executive officers voluntarily agreed to reduce their base salaries for the period from April 1, 2020 through June 30, 2020. The temporary reductions will be as follows:

•	C. William Eccleshare. Base salary reduction of 30%
•	Scott Wells. Base salary reduction of 30%
•	Brian D. Coleman. Base salary reduction of 20%
•	Lynn A. Feldman. Base salary reduction of 20%
•	Jason A. Dilger. Base salary reduction of 20%

Their full base salaries will be reinstated effective July 1, 2020. The temporary reduction will not affect other elements of their compensation.

Item 7.01.	Regulation FD Disclosure.

On March 30, 2020, the Company issued a press release announcing an agreement to irrevocably tender to sell its 50.91% stake in Clear Media Limited (“Clear Media”), an indirect, non-wholly owned subsidiary based in China, to Ever Harmonic Global Limited (the “Offeror”) for HK$7.12 per share, or approximately $253 million (based on an exchange rate of HK$7.75482 to US$1 on March 30, 2020) in cash, as part of a proposed voluntary conditional cash offer (the “Offer”) made by and on behalf of the Offeror.

Also on March 30, 2020, the Offeror and Clear Media, the stock of which is traded on The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”), jointly issued an announcement (the “Rule 3.5 Announcement”) pursuant to Rule 3.5 of the Hong Kong Code on Takeovers and Mergers (the “Takeovers Code”) with respect to the Offer by and on behalf of the Offeror to acquire all of the issued shares of Clear Media. The Rule 3.5 Announcement was published on the website of the Hong Kong Stock Exchange, stating, among other things, that the Offeror intends to make an offer to acquire all of the shares of Clear Media for a purchase price of HK$7.12 per share. Pursuant to Rule 8.2 of the Takeovers Code, the Offeror is required to issue the offer document containing, among other matters, the terms and conditions of the Offer (the “Composite Document”) within 21 days of the date of the Rule 3.5 Announcement or such later date to which the Executive Director of the Corporate Finance Division of the Hong Kong Securities and Futures Commission (or any delegate of the Executive Director) (the “Executive”) may consent. As described in the Rule 3.5 Announcement, the Offer will be subject to a number of conditions, including, among other things, (i) receipt of valid acceptances of the Offer by the closing date representing at least 50.1% of the voting power of Clear Media, (ii) no event having occurred which would make the Offer or the acquisition of any of the shares under the Offer void, unenforceable or illegal or prohibit the implementation of the Offer or would impose any additional material conditions or obligations with respect to the Offer and (iii) no governmental, statutory or regulatory proceeding that would make the Offer void, illegal, impractical or unenforceable.

In the Company’s press release, the Company announced additional actions to increase liquidity and preserve financial flexibility and withdrew its financial guidance for 2020, previously provided on February 27, 2020, in light of the impact of COVID-19. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

As described in Item 7.01 above, on March 30, 2020, the Offeror and Clear Media jointly issued a Rule 3.5 Announcement pursuant to the Takeovers Code with respect to the Offer by and on behalf of the Offeror to acquire all of the issued shares of Clear Media for HK$7.12 per share. The Offer is conditional upon the satisfaction or waiver of the conditions described in the Rule 3.5 Announcement. Based on the proposed timetable, the Composite Document is expected to be issued on the Hong Kong Stock Exchange within 21 days of the Rule 3.5 Announcement or such later date to which the Executive may consent.

In connection with the Rule 3.5 Announcement, on March 30, 2020, Clear Channel KNR Neth Antilles N.V. (“Clear Channel KNR”), an indirect wholly-owned subsidiary of the Company which owns the Company’s 50.91% stake in Clear Media, entered into a Deed of Irrevocable Undertaking (the “Undertaking Agreement”) with the Offeror, pursuant to which Clear Channel KNR agreed to irrevocably tender to sell its 50.91% stake in Clear Media in the Offer. Pursuant to the Underwriting Agreement, Clear Channel KNR is expected to irrevocably accept the Offer in respect of its entire shareholding in Clear Media within seven business days following the despatch of the Composite Document (or, to the extent that international travel or courier services to Hong Kong are suspended or delayed, as soon as possible but in any event within 21 days after the date of despatch of the Composite Document) and receive cash proceeds for the sale within seven business days after the tendering of share acceptance. Clear Channel KNR is entitled to terminate the Undertaking Agreement by notice in writing to the Offeror if (i) any of the terms and conditions of the Offer are amended without its prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), (ii) the Composite Document is not issued within 21 days of the Rule 3.5 Announcement or within such longer period as the Offeror may with the written consent of the Executive Director of the Corporate Finance Division of the Securities and Futures Commission of Hong Kong determine, but in any event within 42 days of the date of the Rule 3.5 Announcement or (iii) the Offer lapses without being consummated, or is withdrawn. Further details of the proposed offer and timing for the despatch of the Composite Document is described in the Rule 3.5 Announcement jointly made by the Offeror and Clear Media today on the Hong Kong Stock Exchange.

If the Offer is consummated, it would result in the Company disposing its entire interest in Clear Media for aggregate consideration of approximately US$253 million (based on an exchange rate of HK$7.75482 to US$1 as of March 30, 2020).

As of December 31, 2019, Clear Media had a portfolio of approximately 53,000 displays, which represented all of the Company’s operations in China. After giving effect to the sale of Clear Media, the Company’s portfolio as of December 31, 2019 would have consisted of approximately 405,000 advertising displays spanning 31 countries, with a total of approximately 337,000 displays within our International segment, including more than 15,000 digital displays.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. Any statements that refer to or implicate future events, including with respect to the terms of a potential offer for shares of Clear Media Limited and the timing and completion of a potential offer, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Risks and uncertainties include the possibility that an offer will not be made upon the terms or within the time frame contemplated by the Rule 3.5 Announcement, the possibility of any termination of the Offer, uncertainties as to how many of Clear Media’s stockholders will tender their Clear Media shares into the Offer and the possibility that other conditions to the Offer may not be satisfied or waived. In light of these risks, uncertainties and other factors, there can be no assurance that the proposed transaction will in fact be consummated in the manner described or at all. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 30, 2020.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: March 31, 2020	By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer and Treasurer

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